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                                                                    EXHIBIT 99.6
                                SECOND AMENDMENT
                                     of the
                      Note, Loan and Modification Agreement

         This Second Amendment of the Note, Loan and Modification Agreement (this "AMENDMENT") is effective as of March 9, 2007 by and among BIOMERICA, INC., a Delaware corporation ("BORROWER") and Janet Moore as Trustee of the JANET MOORE TRUST DATED AUGUST 21, 1998 ("LENDER") and JANET MOORE, as an individual ("MOORE").

                                    Recitals
                                    --------

         A. Under the Loan Agreement, dated September 12, 2000 between Borrower and Lender, as modified by the Loan Modification, Forbearance and Security Agreement dated March 12, 2004 among Borrower, Lender and Moore and by the Amendment of the Note, Loan and Modification Agreement dated as of September 1, 2004 (collectively, as amended, restated, otherwise modified or extended from time to time, the "LOAN AGREEMENT"), Lender agreed to make a loan (the "LOAN") to Borrower. The Loan is evidenced by the Amended and Restated Promissory Note, dated March 19, 2004, in principal amount of $313,318.00, as the same may have been further amended or extended from time to time (the "NOTE" and, together with the Loan Agreement and any and all other agreements, instruments or documents executed in connection with the Loan, the "LOAN DOCUMENTS"). This Amendment is a Loan Document.

         B. As of the date of this Agreement, the outstanding principal balance of the Loan is $234,426, plus accrued interest accrued from February 28, 2007.

         C. As of the date of this Agreement, Borrower has failed to pay to Lender in the amount of $53,250 (the "OVERDUE PRINCIPAL"), which is due and payable under the Loan Agreement. Accordingly, Borrower is currently in default under the Loan Agreement and the other Loan Documents.

         D. Borrower has requested Lender and Moore to enter into the Subordination Agreement dated March 9, 2007 (the "COMMERCIAL SUBORDINATION AGREEMENT") among Borrower, Lender, Moore and Commercial Bank of California ("COMMERCIAL"), in connection with one or more loans or extensions of credit (the "COMMERCIAL LOAN") between Borrower and Commercial. Commercial's agreement to provide the Commercial Loan to Borrower is conditioned upon, among other things, the execution and delivery of the Commercial Subordination Agreement.

         E. In order to induce Lender and Moore to enter into the Commercial Subordination Agreement and to waive certain defaults under the Loan Documents, the parties have agreed to enter into this Agreement, as set forth below.

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         NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to modify the Loan Documents as follows:


                                    Agreement
                                    ---------

         1. RECITALS. Borrower, Lender and Moore agree that the Recitals above are true and correct and are a part of this Agreement.

         2. REAFFIRMATION OF LOAN. Borrower reaffirms all of its obligations arising under or with respect to the Loan, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note, the Loan Agreement or any other Loan Documents.

         3. DEFAULTS. Lender agrees that any and all defaults or events of default which may have occurred solely as a result of Borrower's failure to repay the Overdue Principal when due are hereby waived, but Lender expressly reserves any and all rights and remedies of Lender with respect to any other defaults or events of default which may have occurred and may now be continuing or which may occur after the date hereof.

         4. EXISTING COLLATERAL. Borrower hereby ratifies, affirms and restates the security interests previously granted to Borrower to Lender as collateral for the Loan, in all of Borrower's right, title and interest in and to the assets of the Borrower, as provided in the Loan Agreement (the "EXISTING COLLATERAL").

         5. PLEDGE OF LANCER STOCK. In addition to the Existing Collateral, Borrower is hereby granting to Lender, and Lender shall have security interest in and to, any capital stock owned or held by Borrower as of the date of this Agreement in Lancer Orthodontics, Inc., a California corporation ("LANCER"), or any rights of any kind or nature arising from or incidental to ownership of said capital stock, including, without limitation, any rights to cash, stock and other property, dividends and any rights issued or paid on account of or with respect to such capital stock or proceeds thereof (the "LANCER COLLATERAL" and together with the Original Collateral, the "COLLATERAL"). In the event Borrower defaults under this Agreement or any other Loan Documents, Lender shall have all rights and remedies under the Loan Documents and applicable law. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file any financing statements, amendments thereto and continuation statements as authorized by applicable law, to establish and maintain the validity, perfection and priority of the security interests in the Collateral granted in this Amendment and other Loan Documents.


         6. PAYMENTS BY BORROWER TO LENDER. This Amendment establishes the following payments from the Borrower to the Lender for the Overdue Principal:

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         Borrower shall pay Lender the total back payments due of $53,250 no later than August 31, 2007.

         In addition, Borrower shall pay to Lender all other accrued interest, principal and other amounts in strict accordance with the Loan Documents.

         7. ADDITIONAL INDEBTEDNESS. Borrower agrees not to have or incur, any indebtedness or obligations in favor of Commercial or its successors or assigns which is senior in priority of payment of security under the terms of the Commercial Subordination Agreement to the indebtedness of Borrower to Lender, except for, directly or indirectly, the indebtedness incurred under the Commercial Loan in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000) and interest and expenses payable with respect to such loan. Borrower agrees not to amend, extend or modify the Commercial Loan without the prior consent of Lender.

         9. On August 15, 2006, Lender agreed to an extension of the due date for the Note until September 1, 2007. Lender further agreed that, effective with the quarter ended November 30, 2006, the payments of $3,500 per month which are due upon the achievement of certain financial results as described in such Note, shall be reduced to $2,000 per month upon the achievement of the same results.

         10. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender and Moore as follows:

                  a. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct.

                  b. The execution of and performance under the Loan Documents (including this Amendment) and the terms of the Commercial Loan, and the consummation of the transactions contemplated thereby and hereby will not conflict with, result in any breach of, adversely affect, or prevent Borrower from entering into, any agreement in connection with Borrower's payments of rent currently due.

         11. FEES. Borrower shall pay to Moore, in immediately available funds, up to $750 in legal costs incurred by Moore in connection with the preparation, review and negotiation of this Amendment and the Commercial Subordination Agreement and related agreements, assignments and documents. Furthermore, Borrower shall indemnify and reimburse Lender and Moore for any liabilities, losses, claims, actions, costs and expenses (including reasonable legal costs and expenses) in connection with the Commercial Subordination Agreement, the enforcement thereof and any other costs and expenses of Lender or Moore required under the Commercial Subordination Agreement.

         12. OTHER TERMS. All other terms of the Note, the Loan Agreement and the other Loan Documents not specifically modified by this Amendment remain in full force and effect.

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                       [Signatures on the Following Page]

























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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the day and year first above written.

Borrower                                     Lender
--------                                     ------
BIOMERICA, INC.                              JANET MOORE, as Trustee of the
                                             JANET MOORE TRUST DATED
                                             AUGUST 21, 1998



By: /s/ Zackary S. Irani                     By: /s/ Janet Moore
    --------------------------                   ---------------------------
Name:  Zack S. Irani                         Janet Moore, as Trustee and not
Title: Chief Executive Officer               individually



Moore
-----

/s/ Janet Moore
---------------
JANET MOORE, as an individual


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